Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File No. 33-14776, effective June 3, 1987, File No. 33-27530, effective March 17, 1989, File No. 33-59035, effective May 2, 1995, File No. 333-10045, effective August 13, 1996, File No. 333-10047, effective August 13, 1996, File No. 333-79427, effective May 27, 1999, File No. 333-37380, effective May 19, 2000, File No. 333-68228, effective August 23, 2001, File No. 333-83452, effective February 27, 2002 and File No. 333-112648, effective February 10, 2004) and Forms S-3 (No. 333-106734, effective July 22, 2003 and File No. 333-121981, effective January 12, 2005) of Innovex Inc. and subsidiaries of our report dated December 19, 2008 relating to the financial statements and financial statement schedule which appear in this form 10-K. Our report contains an explanatory regarding the Company’s ability to continue as a going concern.

/s/ BDO SEIDMAN LLP

Milwaukee, Wisconsin
December 22, 2008

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